EXHIBIT 5.1


                           PAULA WINNER BARNETT, ESQ.
                                 ATTORNEY AT LAW
                                17967 BORIS DRIVE
                                ENCINO, CA 91316
                                   ----------
                  Telephone 818-776-9881 Facsimile 818-743-7491
                             pwbarnett@sbcglobal.net

                                                                   June 27, 2005


Calypte Biomedical Corporation
5000 Hopyard Road, Suite 480
Pleasanton, CA  94588

Re:   Registration Statement on Form S-3/A (No. 1)

Ladies and Gentlemen:

I have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3/A (No. 1) (the "Registration Statement"), being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, with respect to the offering from time to time by certain stockholders of the Company ("Selling Security Holders"), as detailed in the Registration Statement, of up to 73,198,583 shares of the Company's common stock, $0.03 par value (the "Common Stock") (collectively, the "Shares") of which 31,694,001 Shares may be issuable upon the conversion of Secured 8% Convertible Promissory Notes which are currently issued to various selling security holders and Shares which may be issuable upon conversion of Secured 8% Convertible Promissory Notes issued in payment of interest thereon (collectively, the "Notes" and, each, a "Note") (the "Conversion Shares"); 26,991,666 Shares which may be issuable upon exercise of certain outstanding Series A warrants (collectively, the "Series A Warrants" and, each, a "Series A Warrant") which are currently issued to various selling security holders; 12,146,250 Shares which may be issuable upon exercise of certain outstanding Series B warrants (collectively, the "Series B Warrants" and, each, a "Series B Warrant") which are currently issued to various selling security holders; 1,866,666 Shares which may be issuable upon exercise of certain outstanding Agent Fee warrants (collectively, the "Agent Fee Warrants" and, each, an "Agent Fee Warrant") which are currently issued to various selling security holders; and 500,000 Shares which may be issuable upon exercise of a certain outstanding warrant issued in conjunction with a credit facility (the "Credit Facility Warrant") which is currently issued to a selling security holder, (collectively, the "Warrant Shares").

In connection with this opinion, I have examined the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of February 1, 2005;

(b)   The Bylaws of the Company, as amended to date;

(c) A certificate of good standing issued by the Secretary of State of the State of Delaware as of June 27, 2005.

(d) Such records of corporate proceedings of the Company as I deemed appropriate for the purposes of this opinion;

(e) An officers' certificate of the Company certifying certain factual matters of the Company;

(f) A certificate from American Stock Transfer and Trust Company, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of June 24, 2005;

(g) The Notes, the Series A Warrants, the Series B Warrants, the Agent Fee Warrants and the Credit Facility Warrant; and

(h)   The Registration Statement and the exhibits thereto.

In addition, I have examined such records, documents, certificates of public officials and of the Company, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinion set forth below.

In my examination of the foregoing, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as certified, conformed or photostatic copies. With regard to certain factual matters, I have relied upon statements and representations of officers of the Company.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, as of the date hereof, I am of the opinion that:

(1) the Conversion Shares and the Warrant Shares, when issued as described in and in accordance with the terms of each respective Note, Series A Warrant, Series B Warrant, Agent Fee Warrant and Credit Facility Warrant, and upon receipt by the Company of the consideration provided for in each respective Note, Series A Warrant, Series B Warrant, Agent Fee Warrant and Credit Facility Warrant, will be legally issued, fully paid and nonassessable;

I hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to my firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    PAULA WINNER BARNETT, ESQ.

                                                    /S/ PAULA WINNER BARNETT